LETTER AGREEMENT

AMG SouthernSun Small Cap Fund

AMG SouthernSun U.S. Equity Fund

Subadvisory Agreement

October 1, 2016

SouthernSun Asset Management, LLC

6070 Poplar Avenue, Suite 300

Memphis, Tennessee 38119

Attn: Chief Compliance Officer

Re:	Subadvisory Agreement between AMG Funds LLC (formerly Managers Investment Group LLC) (the “Adviser”) and SouthernSun Asset Management, LLC (the “Subadvisor”), dated as of March 31, 2014, and as amended from time to time (the “Subadvisory Agreement”)

Ladies and Gentlemen:

Pursuant to Section 8 of the Subadvisory Agreement, the Adviser hereby notifies you that Schedule A to the Subadvisory Agreement is amended, effective as of the date hereof, to reflect a revised subadvisory fee (each, a “Subadvisory Fee”) that has been agreed to by the Advisor and the Subadvisor with respect to each of AMG SouthernSun Small Cap Fund (formerly SouthernSun Small Cap Fund) and AMG SouthernSun U.S. Equity Fund (formerly SouthernSun U.S. Equity Fund), each a series of AMG Funds (formerly Managers AMG Funds) (the “Trust”). Attached as Appendix A is an addendum to Schedule A to the Subadvisory Agreement amending and restating the annual fee that the Adviser will pay the Subadvisor with respect to each of AMG SouthernSun Small Cap Fund and AMG SouthernSun U.S. Equity Fund pursuant to Section 3 of the Subadvisory Agreement.

Please acknowledge your agreement to each New Subadvisory Fee as set forth on Appendix A by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds LLC

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED

SouthernSun Asset Management, LLC

By:
Name:
Title:
Date:

ACKNOWLEDGED AND AGREED TO WITH RESPECT TO THE TRUST’S OBLIGATIONS UNDER THE SUBADVISORY AGREEMENT

AMG Funds

By:
Name:
Title:
Date:

Appendix A

ADDENDUM TO

SCHEDULE A

AMG SouthernSun Small Cap Fund

The Adviser shall pay to the Subadvisor an annual gross investment Subadvisory fee equal to 0.60% per annum of the average daily net assets of AMG SouthernSun Small Cap Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

The Subadvisor may voluntarily waive all or a portion of the Subadvisory fee payable from time to time hereunder. The Adviser agrees that, during any period in which the Subadvisor has voluntarily waived all or a portion of the Subadvisory fee hereunder, if requested by the Subadvisor, the Adviser will waive an equal amount (or such lesser amount as the Subadvisor may request) of the advisory fee payable by the Trust to the Adviser with respect to AMG SouthernSun Small Cap Fund under the Advisory Agreement.

Subject to the Subadvisor’s prior written consent, the Subadvisor agrees that, during any period in which the Adviser has waived all or a portion of the advisory fee payable by the Trust to the Adviser under the Advisory Agreement with respect to AMG SouthernSun Small Cap Fund, the Subadvisor will waive a pro rata share (or such lesser share as the Adviser may request) of the Subadvisory fee payable hereunder with respect to AMG SouthernSun Small Cap Fund, such that the amount waived by the Subadvisor shall bear the same ratio to the total amount of the subadvisory fees payable hereunder with respect to AMG SouthernSun Small Cap Fund as the amount waived by the Adviser bears to all fees payable to the Adviser under the Advisory Agreement with respect to AMG SouthernSun Small Cap Fund.

The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG SouthernSun Small Cap Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously waived by or otherwise reimbursed by the Subadvisor with respect to AMG SouthernSun Small Cap Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement, it being further agreed that, with respect to any such amounts subsequently paid by the Trust to the Adviser, the amount to be paid by the Adviser to the Subadvisor shall bear the same ratio to the total amount paid by the Trust as the total amount previously waived by the Subadvisor bears to the total amount of the fees previously waived by the Adviser under the Advisory Agreement with respect to AMG SouthernSun Small Cap Fund.

The Subadvisor agrees that, during any period in which the Adviser has agreed to pay or reimburse the Trust for expenses of AMG SouthernSun Small Cap Fund, if requested by the Adviser, the Subadvisor shall pay or reimburse the Adviser for the entire amount of all such expenses of AMG SouthernSun Small Cap Fund (or such lesser amount as the Adviser may request). The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG SouthernSun Small Cap Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously paid or reimbursed by the Subadvisor with respect to AMG SouthernSun Small Cap Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Expense Limitation Agreement.

SouthernSun U.S. Equity Fund

The Adviser shall pay to the Subadvisor an annual gross investment Subadvisory fee equal to 0.60% per annum of the average daily net assets of AMG SouthernSun U.S. Equity Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

The Subadvisor may voluntarily waive all or a portion of the Subadvisory fee payable from time to time hereunder. The Adviser agrees that, during any period in which the Subadvisor has voluntarily waived all or a portion of the Subadvisory fee hereunder, if requested by the Subadvisor, the Adviser will waive an equal amount (or such lesser amount as the Subadvisor may request) of the advisory fee payable by the Trust to the Adviser with respect to AMG SouthernSun U.S. Equity Fund under the Advisory Agreement.

Subject to the Subadvisor’s prior written consent, the Subadvisor agrees that, during any period in which the Adviser has waived all or a portion of the advisory fee payable by the Trust to the Adviser under the Advisory Agreement with respect to AMG SouthernSun U.S. Equity Fund, the Subadvisor will waive a pro rata share (or such lesser share as the Adviser may request) of the Subadvisory fee payable hereunder with respect to AMG SouthernSun U.S. Equity Fund, such that the amount waived by the Subadvisor shall bear the same ratio to the total amount of the subadvisory fees payable hereunder with respect to AMG SouthernSun U.S. Equity Fund as the amount waived by the Adviser bears to all fees payable to the Adviser under the Advisory Agreement with respect to AMG SouthernSun U.S. Equity Fund.

The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG SouthernSun U.S. Equity Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously waived by or otherwise reimbursed by the Subadvisor with respect to AMG SouthernSun U.S. Equity Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement, it being further agreed that, with respect to any such amounts subsequently paid by the Trust to the Adviser, the amount to be paid by the Adviser to the Subadvisor shall bear the same ratio to the total amount paid by the Trust as the total amount previously waived by the Subadvisor bears to the total amount of the fees previously waived by the Adviser under the Advisory Agreement with respect to AMG SouthernSun U.S. Equity Fund.

The Subadvisor agrees that, during any period in which the Adviser has agreed to pay or reimburse the Trust for expenses of AMG SouthernSun U.S. Equity Fund, if requested by the Adviser, the Subadvisor shall pay or reimburse the Adviser for the entire amount of all such expenses of AMG SouthernSun U.S. Equity Fund (or such lesser amount as the Adviser may request). The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG SouthernSun U.S. Equity Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously paid or reimbursed by the Subadvisor with respect to AMG SouthernSun U.S. Equity Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Expense Limitation Agreement.